UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 27, 2005

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2005, the Company and Reuters Limited (“Reuters”) entered into an amendment (the “Amendment”) to the Second Amended and Restated License, Maintenance and Distribution Agreement, effective as of the 1st day of October, 2003 (the “Distribution Agreement”) between Reuters and the Company.

Pursuant to the terms of the Amendment, TIBCO granted Reuters a license to distribute certain of TIBCO’s products in conjunction with the sale by Reuters to end users of its market data delivery solutions. The term of the license is one year, which may be renewed by Reuters for two additional one-year terms. Reuters will pay TIBCO minimum annual license fees of $11 million. TIBCO has agreed to provide maintenance and support to purchasers of the licensed products from Reuters. In addition, the Distribution Agreement was amended to increase the range of fees that Reuters will be eligible to receive to between 5% and 30% of revenue from sales (depending upon the level of assistance Reuters provides in supporting such sales) to approved customers referred to TIBCO by Reuters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: March 1, 2005

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